proxy  Growth

                           Seligman Growth Fund, Inc.
                              Exhibit: Sub-item 77C
                 Matters Submitted to a Vote of Security Holders

Shareholders of Seligman Growth Fund, Inc. voted on two proposals at a Special Meeting of Shareholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

          For                     Against                 Abstain
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    443,040,850.723            1,993,886.057           1,881,322.178
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Proposal 2
To elect ten directors to the Board:
                                             For              Withheld
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Kathleen Blatz                         49,860,024.912       3,048,771.046
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Arne H. Carlson                        49,828,555.318       3,080,240.640
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Pamela G. Carlton                      49,824,584.887       3,084,211.071
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Patricia M. Flynn                      49,856,566.705       3,052,229.253
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Anne P. Jones                          49,765,620.772       3,143,175.186
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Jeffrey Laikind                        49,830,236.402       3,078,559.556
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Stephen R. Lewis, Jr.                  49,863,633.945       3,045,162.013
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Catherine James Paglia                 49,854,457.737       3,054,338.221
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Alison Taunton-Rigby                   49,789,653.529       3,119,142.429
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William F. Truscott                    49,847,873.938       3,060,922.020
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